Exhibit 10.8

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “AMENDMENT”) is entered into as of July 16, 2009 by and among BE FOODS, INC., a Delaware corporation (formerly known as BE Foods Investments, Inc.) (the “BORROWER”), and the Lenders (as defined in the Credit Agreement referred to below) signatory hereto.

RECITALS

WHEREAS, the Borrower, the Lenders, UBS AG, STAMFORD BRANCH, as Administrative Agent for the Lenders (in such capacity, the “ADMINISTRATIVE AGENT”), and UBS SECURITIES LLC, as Arranger and Sole Book Running Manager, are parties to that certain Credit Agreement dated as of July 11, 2007 (the “CREDIT AGREEMENT”) (except as otherwise noted herein, capitalized terms used herein without definition have the meanings ascribed to such terms in the Credit Agreement, as amended by this Amendment);

WHEREAS, the Borrower has notified the Administrative Agent that it desires to amend the Credit Agreement to permit NewCo (as defined herein) to purchase Loans from the Lenders and to hold such Loans, in each case on terms and conditions as set forth herein; and

WHEREAS, subject to the terms and conditions set forth herein, the Required Lenders are willing to agree to the amendments to the Credit Agreement set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. AMENDMENTS TO CREDIT AGREEMENT.

A.                                   Amendments to Exhibits. The Credit Agreement is hereby amended by adding the following new Exhibits thereto as set forth in Annex I attached hereto:

Exhibit 10.3(f)(iv)(1)	NewCo Assignment and Acceptance
Exhibit 10.3(f)(vi)	Joinder Agreement

B.                                     Amendments to Section 1.1: DEFINITIONS.

(i)                                     Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“FIRST AMENDMENT EFFECTIVE DATE” means July 16, 2009, the date the conditions referred to in Section 3 of the First Amendment to Credit Agreement are satisfied.

“FIRST AMENDMENT TO CREDIT AGREEMENT” means that certain First Amendment to Credit Agreement dated as of July 16, 2009 by and among the Borrower and the Required Lenders listed on the signature pages thereto.

“NEWCO” means Rochester Holdco LLC, a Delaware limited liability company.

“NEWCO ASSIGNMENT AND ACCEPTANCE” means with respect to any assignment to NewCo pursuant to Section 10.3(f)(iv) an Assignment and Acceptance substantially in the form of Exhibit 10.3(f)(iv)(1).

“NEWCO ASSIGNMENT EFFECTIVE DATE” shall have the meaning assigned to such term in Exhibit 10.3(f)(iv)(1).

“NEWCO LOAN PURCHASE” means any purchase of the Loans by NewCo pursuant to Section 10.3(f).

(ii)                             The definition of “AVERAGE TOTAL DEBT” is hereby amended by adding the following proviso immediately before the “.” at the end thereof:

; provided, however, that Average Total Debt shall be calculated without regard to any Loan purchased and held by NewCo

(iii)                          The definition of “CONSOLIDATED EBITDA” is hereby amended by:

(a) inserting the following language in parenthesis immediately before the “,” at the end of clause (ii)(A) thereof:

(other than any cash interest paid to NewCo on account of the Loans held by it)

(b) amending and restating clause (ii)(H) thereof as follows:

(H) (a) one-time cash fees and expenses incurred in connection with the Transaction or, to the extent permitted hereunder, any Permitted Investment, Equity Issuance or Debt Issuance (whether or not consummated) and (b) cash fees and expenses incurred in connection with the First Amendment to Credit Agreement and the purchase of any Loans by NewCo pursuant to and in accordance with Section 10.3(f),

(iv)                         Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “ELIGIBLE ASSIGNEE” in its entirety and replacing it with the following new definition:

“ELIGIBLE ASSIGNEE” means (i) a Lender; (ii) unless an assignment to such Person would result in any increased cost to the Borrower under Section 3.6, 3.9 or 3.11, an Affiliate of a Lender or, with respect to any Lender that is a fund that invests in bank loans as its primary business, any other fund that invests in bank loans as its primary business which is an “accredited investor” and is managed or advised by the same investment advisor that manages or advises such Lender or by an Affiliate of such investment advisor; (iii) solely for purposes of NewCo Loan Purchases, NewCo, and (iv) any other Person approved by each of the Administrative Agent and the Borrower (such approval by each of the Administrative Agent and the Borrower not to be unreasonably withheld or delayed); provided, that other than as set forth in clause (iii) of this definition, “ELIGIBLE ASSIGNEE” shall not include the Borrower or any of its Affiliates

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(including the Equity Investors) or Subsidiaries or any natural person and in no event shall a competitor, customer or supplier of any Consolidated Party or Affiliate thereof be an Eligible Assignee.

C.                                     Amendments to Section 2.1(e): INTEREST. Section 2.1(e) of the Credit Agreement is hereby amended by adding the following as a second paragraph to Section 2.1(e)(iii):

Notwithstanding any other provision of this Section 2.1(e), in connection with any NewCo Loan Purchase, on the Interest Payment Date immediately following such NewCo Loan Purchase, the Borrower shall be required to pay interest in cash (at the rate provided for in Section 2.1(e) for cash pay interest) then due and payable on all Loans then outstanding for the corresponding Interest Period (which payment of cash interest, in the case of Loans held by NewCo, shall be subject to the provisions of Section 10.3(f)(iii)) in an aggregate amount (the “CASH INTEREST PAYABLE AMOUNT”) up to the aggregate cash purchase price of all Loans purchased by NewCo in connection with such NewCo Loan Purchase; provided, however, if the amount of cash interest paid on the Loans on the Interest Payment Date immediately following such NewCo Loan Purchase is less than the Cash Interest Payable Amount (the “CASH PAY DIFFERENCE”), then the Borrower shall be required to pay interest on all Loans then outstanding in cash on the next succeeding Interest Payment Date (and on any subsequent Interest Payment Date to the extent any Cash Interest Payable Amount has not been applied to pay interest on the Loans in cash) in an aggregate amount equal to such Cash Pay Difference (it being understood and agreed that the Cash Interest Payable Amount shall be reduced by the amount of interest on the Loans paid in cash). Notwithstanding the provisions of this paragraph, after the Borrower has paid an amount of interest in cash equal to the Cash Interest Payable Amount, the Borrower shall be permitted, at its option, to pay the remaining interest then due in respect of any Interest Period in kind (at the rate provided for in the first paragraph of this Section 2.1(e)(iii) for such interest).

D.                                    Amendments to Section III: OTHER PROVISIONS RELATING TO THE CREDIT FACILITY. Section III of the Credit Agreement is hereby amended by adding the following new Section 3.18 thereto:

3.18 SUBORDINATION OF BORROWER OBLIGATIONS OWING TO NEWCO.

(a) SUBORDINATION. Notwithstanding anything to the contrary contained herein, all Borrower Obligations owed to NewCo (the “SUBORDINATED OBLIGATIONS”) shall be subordinated in right of payment to all Borrower Obligations owed to all of the Lenders other than NewCo (the “SENIOR OBLIGATIONS”) such that all Lenders other than NewCo (collectively, the “SENIOR CREDITORS”) shall be entitled to receive payment in full in cash of the amounts constituting the Senior Obligations before NewCo is entitled to receive any payment on account of the Subordinated Obligations and, in that connection, unless and until the principal of, premium and interest on, and all other amounts in respect of, all Senior Obligations shall have been paid in full in cash:

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(i)                  no payment on account of the principal of, premium or interest on, or any other amount in respect of the Subordinated Obligations shall be made by or on behalf of the Borrower; and

(ii)               NewCo shall neither (x) ask, demand, sue for, accelerate or take or receive from the Borrower, by set-off or in any other manner, any payment on account of Subordinated Obligations nor (y) seek any other remedy allowed at law or in equity against the Borrower for breach of any of its obligations thereunder

; provided, however, that NewCo, subject to the provisions of Section 10.3(f)(iii), shall be entitled to receive regular payments of interest on the Loans held by NewCo when due and its pro rata portion of any payments of principal of the Loan held by NewCo.

(b) ACTIONS UPON DISSOLUTION. In the event of any dissolution or winding up or total or partial liquidation or reorganization of the Borrower, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, then upon any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, to any of its creditors (including NewCo) of any amounts (including interest, indemnities and fees) due or to become due, all Senior Obligations shall first be paid in full in cash before NewCo shall be entitled to retain any assets so paid or distributed in respect of the Subordinated Obligations (for principal, premium, interest or otherwise) and, to that end, the Senior Creditors shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities that would, but for the provisions of this Section 3.18 (these “SUBORDINATION TERMS”), be paid or delivered to NewCo. If NewCo shall have failed to file claims or proofs of claim with respect to the Subordinated Obligations at least 10 days prior to the deadline for any such filing, each Senior Creditor is hereby irrevocably authorized to file proofs of claim and otherwise to act with respect to the Subordinated Obligations as such Senior Creditor may deem appropriate in its reasonable discretion. NewCo shall provide to the Administrative Agent and the Senior Creditors all information and documents necessary to present claims or seek enforcement as aforesaid and will duly and promptly take such action as the Administrative Agent or the Senior Creditors may request to collect the Subordinated Obligations for the account of the Administrative Agent and the Senior Creditors and to file appropriate claims or proofs of claim with respect thereto. If the Administrative Agent or the Senior Creditors do not exercise their right to act in any reorganization proceeding as set forth in this clause (b) (including the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), NewCo shall not take any action or vote in any way so as to contest (x) the validity or enforceability of any of the Credit Documents, (y) the rights and duties of the Administrative Agent and the Senior Creditors established in any of the Credit Documents or (z) the validity or enforceability of the subordination provisions set forth in this Section 3.18.

(c) TURNOVER BY NEWCO. If any payment or distribution of any character, whether in cash, securities or other property, in respect of the Credit Documents shall be received by NewCo in contravention of these Subordination Terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to,

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the Administrative Agent for the benefit of the Senior Creditors, ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Obligations in full in cash. Notwithstanding anything to the contrary contained herein, NewCo shall have no rights under Section 3.14 but (without limiting its obligations under these Subordination Terms) acknowledges its obligations under such Section.

(d) NO PETITION. So long as any Senior Obligation is outstanding, NewCo shall not commence, or join with any creditor (other than any Senior Creditor) in commencing, or directly or indirectly cause the Borrower to commence, or assist the Borrower in commencing, any proceeding referred to clause (b) above.

(e) CONTINUATION. The provisions of these Subordination Terms constitute a continuing agreement and shall (i) remain in full force and effect until all Senior Obligations have been paid in full in cash, (ii) be binding upon NewCo and the Borrower and their respective successors, transferees and assignees, and (iii) inure to the benefit of, and be enforceable by, the Senior Creditors.

(f) NO IMPAIRMENT; AUTOMATIC RESTORATION. The foregoing provisions are solely for the purpose of defining the relative rights of the holders of the Senior Obligations on the one hand and NewCo on the other hand, and nothing herein shall impair, as between the Borrower and NewCo, the obligation of the Borrower, which is unconditional and absolute, to pay to NewCo the principal of and interest owing hereunder in accordance with the terms hereof. These Subordination Terms shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Senior Obligations is rescinded or must be otherwise restored by any holder of any of the Senior Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

E.                                      Amendments to Section 7.3: NATURE OF BUSINESS. Section 7.3 of the Credit Agreement is hereby amended by adding the following to the conclusion thereof:

The Borrower will maintain NewCo’s status as a holding company, will not permit NewCo to conduct any operations other than to purchase and hold the Loans in accordance with Section 10.3(f), together with such other operations as are reasonably incidental thereto. The Borrower will at all times own all of the Capital Stock of NewCo.

F.                                      Amendments to Section 9.6: NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Section 9.6 of the Credit Agreement is hereby amended by adding the following to the conclusion thereof:

Each Lender acknowledges that in connection with NewCo Loan Purchases, (a) NewCo may purchase or acquire Loans hereunder from Lenders from time to time, subject to the restrictions set forth in the Credit Agreement, (b) NewCo currently may have, and later may come into possession of, information regarding the Loans or the Consolidated Parties hereunder that is not known to such Lender and that may be material to a decision by such Lender to enter into an assignment of such Loans hereunder

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(“EXCLUDED INFORMATION”), (c) such Lender has independently and without reliance on NewCo made such Lender’s own analysis and determined to enter into an assignment of such Loans and to consummate the transactions contemplated thereby notwithstanding such Lender’s lack of knowledge of the Excluded Information and (d) NewCo shall have no liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against NewCo, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information; provided that the Excluded Information shall not and does not affect the truth or accuracy of the representations or warranties of NewCo set forth in the applicable NewCo Assignment and Acceptance. Each Lender further acknowledges that the Excluded Information may or may not be available to the Administrative Agent or the other Lenders hereunder.

G.                                     Amendments to Section 10.3: BENEFIT OF AGREEMENT. Section 10.3 of the Credit Agreement is hereby amended by:

(i)                                deleting “and” at the end of clause (b)(ii)(D) thereof;

(ii)                             replacing the period at the end of clause 10.3(b)(ii)(E) thereof with “; and”;

(iii)                          inserting a new clause (b)(ii)(F) immediately after clause 10.3(b)(ii)(E) thereof as follows:

(F) any assignment to NewCo must be made in accordance with the procedures set forth in Section 10.3(f).”

(iv)                         inserting new clause (f) thereto immediately after the end of clause (e) thereof as follows:

(f) NewCo Loan Purchases. Notwithstanding anything to the contrary contained in this Section 10.3 or any other provision of this Credit Agreement, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, NewCo may purchase outstanding Loans on the following basis:

(i)                  At any time and from time to time, NewCo shall have the right to purchase, for cash, Loans up to an amount to be specified by NewCo at a purchase price to be determined for each such purchase; provided, that NewCo shall be entitled to purchase Loans solely pursuant to this Section 10.3(f) and shall not be permitted to purchase Loans in any other manner.

(ii)               With respect to all purchases by NewCo of the Loans pursuant to this Section 10.3(f), such purchases shall not, for the avoidance of doubt, constitute prepayments of the Loans (including, without limitation, pursuant to Section 3.3 or Section 3.15) for any purpose hereunder. The Loans purchased by NewCo shall remain outstanding as such.

(iii) Immediately following any NewCo Loan Purchase, (A) interest shall continue to accrue and be payable from and after the NewCo

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Assignment Effective Date on any Loans purchased by NewCo in accordance with Section 2.1(e); (B) all principal and other payments due with respect to Loans purchased by NewCo shall be subject to the provisions of Section 3.18; and (C) notwithstanding anything to the contrary in this Credit Agreement or any other Credit Document, NewCo shall have no right whatsoever, whether or not any Consolidated Party is subject to a bankruptcy or insolvency proceeding (v) to make any request, demand, authorization, direction or notice under this Credit Agreement or any other Credit Document, (w) to consent to, or otherwise vote its interest in connection with, any amendment, change, waiver, discharge or termination or other such action with respect to any of the terms of this Credit Agreement or any other Credit Document; provided, that NewCo shall irrevocably instruct the Administrative Agent to automatically deem any Loans held by NewCo to be voted pro rata according to the Loans of all other Lenders in the aggregate (other than NewCo) in connection with any such amendment, change, waiver, discharge or termination or other action (including, without limitation, all voting and consent rights arising out of any bankruptcy or insolvency proceeding, including Sections 1126 and 1129 of the Bankruptcy Code), to require the Administrative Agent or other Lender to undertake any action (or refrain from taking any action) with respect to the Credit Agreement or any other Credit Document, (x) to seek adequate protection or oppose any adequate protection requested by any Lender, or (y) to participate in (or have the right to receive any notice of) any meeting, conference call or correspondence, in each case solely among Lenders. Cash interest on Loans purchased by NewCo accrued through the NewCo Assignment Effective Date shall be paid to the Lender that has assigned such Loans to NewCo on the next Interest Payment Date. Immediately following any NewCo Loan Purchase, Loans so purchased by NewCo and any gains therefrom, together with all fees, charges and accounting adjustments relating thereto or affected thereby, shall not be included in any calculation of ratios or other financial measures with respect to any definition or financial covenant set forth in the Credit Agreement. Notwithstanding anything to the contrary contained in this Credit Agreement or any other Credit Document, NewCo shall not decline all or any portion of any prepayment of Loans purchased by the Borrower pursuant to Section 3.3. Any payment of cash interest or principal, whether as a result of mandatory prepayment or otherwise, with respect to Loans purchased by NewCo, immediately upon receipt by NewCo, shall be distributed by NewCo to the Borrower.

(iv) Any NewCo Loan Purchase shall be effective upon recordation in the Register (in the manner set forth below) by the Administrative Agent (it being understood that such recordation by the Administrative Agent shall only occur following receipt by the Administrative Agent of a fully executed and completed NewCo Assignment and Acceptance effecting the assignment thereof. Each assignment shall be recorded in the Register on the Business Day that the Administrative Agent has received the

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applicable NewCo Assignment and Acceptance, if received by 1:00 p.m. New York time, and on the following Business Day if received after such time. Prompt notice of such recordation shall be provided to NewCo and the Borrower and a copy of such NewCo Assignment and Acceptance shall be maintained by the Administrative Agent. Upon the effectiveness of each NewCo Loan Purchase, NewCo shall not sell, assign or participate all or any portion of any Loans purchased pursuant to this Section 10.3(f).

(v)                                               NewCo shall make payment of the purchase price for Loans accepted for payment by transmitting funds directly to the assigning Lender.

(vi)                                            On or prior to the initial NewCo Loan Purchase, NewCo shall deliver to the Administrative Agent a duly executed Joinder Agreement substantially in the form of Exhibit 10.3(f)(vi).

(vii)                                         The provisions of this Section 10.3(f) shall not require NewCo to offer to, or to consummate any, purchase of any Loans.

SECTION 2. CONSENT AND WAIVER. Pursuant to Section 10.6 of the Credit Agreement, the Required Lenders hereby consent to the transactions described in this Amendment and waive the requirements of any provision of the Credit Agreement or any other Credit Document that might otherwise result in a breach of the Credit Agreement or such other Credit Documents or a Default or an Event of Default as a result of or in connection with the consummation of such transactions.

SECTION 3. CONDITIONS TO EFFECTIVENESS. The effectiveness of each provision of this Amendment is subject to the satisfaction of each of the following conditions precedent:

A.           The Administrative Agent shall have received all of the following:

(i)                                     Amendment. This Amendment, duly executed and delivered by the Borrower and the Required Lenders;

(ii)                                  Fees. (A) The Administrative Agent shall have received, on behalf of each of the Required Lenders which executes this Amendment and submits to the Administrative Agent a signature page hereto on or prior to 5:00 p.m. (New York time) on July 15, 2009, an amendment fee equal to 0.10% of the outstanding principal amount of the Loans held by it; and (B) the Administrative Agent and its affiliates shall have received all fees, expenses and other amounts referred to in Section 10.5 of the Credit Agreement or otherwise mutually agreed upon by the Borrower and the Administrative Agent, in each case due and payable and invoiced on or prior to the First Amendment Effective Date, to the extent documented and required to be reimbursed or paid by the Borrower; and

(iii)                               Legal Opinion. The Administrative Agent, on behalf of the Lenders, shall have received originally executed copies of favorable written opinions of DLA Piper, counsel for the Administrative Agent dated as of the First

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Amendment Effective Date in form and substance reasonably satisfactory to the Administrative Agent.

B.             The Borrower shall be in compliance in all material respects with all the terms and provisions of each Credit Document on its part to be observed or performed, and, no Default or Event of Default shall exist and be continuing either prior to or after giving effect this Amendment.

C.             The representations and warranties set forth herein shall, subject to the limitations set forth herein and therein, be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of the date hereof as if made on the date hereof (except for those which expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date).

SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Agents and the Lenders that, as of the date hereof and after giving effect to this Amendment, (a) it has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform this Amendment and all other documents executed and/or delivered in connection herewith and to authorize the execution, delivery and performance of this Amendment and such other documents, (b) this Amendment has been duly executed and delivered on its behalf, and (c) this Amendment constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and by an implied covenant of good faith and fair dealing.

SECTION 5. NO CONFLICTS. Neither the execution and delivery of this Amendment, nor the consummation of the transactions contemplated herein, nor performance of and compliance with the terms and provisions hereof by the Borrower will (a) violate or conflict with any provision of its respective articles or certificate of incorporation or bylaws or other organizational or governing documents, (b) violate, contravene or materially conflict with any material Requirement of Law or any other material law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien upon or with respect to its properties.

SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment or any other Credit Document shall survive the execution and delivery of this Amendment, and no investigation by any Agent or the Lenders shall affect the representations and warranties or the right of the Agents and the Lenders

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to rely upon them. If any representation or warranty made in this Amendment is false in any material respect as of the date made or deemed made, then such shall constitute an Event of Default under the Credit Agreement.

SECTION 7. REFERENCE TO AGREEMENT. Each of the Credit Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Credit Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a Credit Document under the Credit Agreement.

SECTION 8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 9. EXECUTION. This Amendment may be executed in any number of counterparts, each of which when so executed shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile or other electronic means by any of the parties hereto of an executed counterpart of this Amendment shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

SECTION 10. LIMITED EFFECT. This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights or remedies any Agent or Lender may have under the Credit Agreement or under any other Credit Document, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Lender to execute similar or other amendments or grant any waivers under the same or similar or other circumstances in the future.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BE FOODS, INC.

By:	/s/ Linda K. Nelson
Name: Linda K. Nelson
Title: Secretary

FIRST AMENDMENT TO CREDIT AGREEMENT

LENDER:

AZB CLO 3 Limited

By:	/s/ Takashi Yoshimatsu
	Name:	TAKASHI YOSHIMATSU
	Title:	Authorized Signatory

FIRST AMENDMENT TO CREDIT AGREEMENT

LENDER:
BLACKROCK KELSO CAPITAL CORPORATION
By:	BLACKROCK KELSO CAPITAL ADVISORS LLC, its Investment Manager

By:	/s/ Michael B. Lazar
	Name:	Michael B. Lazar
	Title:	Chief Operating Officer

FIRST AMENDMENT TO CREDIT AGREEMENT

LENDER: Knighthead Master Fund, L.P.
By:	Knighthead Capital Management, LLC, its Investment Manager

By:	/s/ Thomas Wagner
	Name:	Thomas Wagner
	Title:	Managing Member

FIRST AMENDMENT TO CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A.:

By:	/s/ Aleksandra Markovic
Name:	Aleksandra Markovic
Title:	Authorized Signatory

FIRST AMENDMENT TO CREDIT AGREEMENT

LENDER:	Zodiac Fund – Morgan Stanley US
Senior Loan Fund
	By:	Morgan Stanley Investment Management Inc. as Investment Manager

By:	/s/ John Hayes
Name:	JOHN HAYES
Title:	EXECUTIVE DIRECTOR

FIRST AMENDMENT TO CREDIT AGREEMENT

LENDER: Morgan Stanley Prime Income Trust

By:	/s/ John Hayes
	Name:	JOHN HAYES
	Title:	EXECUTIVE DIRECTOR

FIRST AMENDMENT TO CREDIT AGREEMENT

LENDER:

UBS AG, STAMFORD BRANCH

By:	/s/ Marie A. Haddad
	Name:	Marie A. Haddad
	Title:	Associate Director Banking Products Services, US

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director Banking Products Services, US

FIRST AMENDMENT TO CREDIT AGREEMENT

LENDERS: UBS Loan Finance LLC

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director Banking Products Services, US

By:	/s/ Marie A. Haddad
	Name:	Marie A. Haddad
	Title:	Associate Director Banking Products Services, US

FIRST AMENDMENT TO CREDIT AGREEMENT

LENDER:		VAN KAMPEN
Dynamic Credit Opportunities Fund
		By:	Van Kampen Asset Management

By:	/s/ Jeffrey M. Scott
	Name:	JEFFREY M. SCOTT
	Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

LENDER:		VAN KAMPEN
SENIOR LOAN FUND
		By:	Van Kampen Asset Management

By:	/s/ Jeffrey M. Scott
	Name:	JEFFREY M. SCOTT
	Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

LENDER:		VAN KAMPEN
SENIOR INCOME TRUST
		By:	Van Kampen Asset Management

By:	/s/ Jeffrey M. Scott
	Name:	JEFFREY M. SCOTT
	Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

ANNEX I TO

FIRST AMENDMENT TO CREDIT AGREEMENT

Exhibit 10.3(f)(iv)(1) to

Credit Agreement

FORM OF

NEWCO ASSIGNMENT AND ACCEPTANCE

Reference is made to that certain Credit Agreement dated as of July 11, 2007 (as amended, modified, restated or supplemented from time to time, the “CREDIT AGREEMENT”) by and among BE FOODS, INC., a Delaware corporation (formerly known as BE Foods Investments, Inc.) (the “BORROWER”), the Lenders, UBS AG, STAMFORD BRANCH, as Administrative Agent (in such capacity, the “ADMINISTRATIVE AGENT”), and the other Agents named therein. Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.

1.     The Assignor identified on Schedule 1 hereto (the “ASSIGNOR”) and Rochester Holdco LLC, a Delaware limited liability company (the “ASSIGNEE”) agree as follows:

2.     The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the NewCo Assignment Effective Date (as defined below) inserted by the Administrative Agent, the interest described in Schedule 1 hereto (the “ASSIGNED INTEREST”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to the Loans, in a principal amount as set forth on Schedule 1 hereto.

3.     The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal owner and beneficial owner of the Assigned Interest and it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is, and on the applicable NewCo Assignment Effective Date will be, free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; (c) acknowledges that (i) the Assignee currently may have, and later may come into possession of, information regarding the Loans or the Consolidated Parties that is not known to it and that may be material to a decision to enter into this assignment of such Loans hereunder (“ASSIGNEE EXCLUDED INFORMATION”), (ii) it has independently and without reliance on the other party made its own analysis and determined to enter into this assignment of such Loans and to consummate the transactions contemplated hereby notwithstanding its lack of knowledge of the Assignee

Excluded Information and (iii) the Assignee shall have no liability to it, and it hereby to the extent permitted by law waives and releases any claims it may have against Assignee under applicable laws or otherwise, with respect to the nondisclosure of the Assignee Excluded Information; provided that the Assignee Excluded Information shall not and does not affect the truth or accuracy of the representations or warranties set forth below in Section 4; (d) attaches any Notes held by it evidencing the Loans and if the Assignor has retained any interest in the Loans, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the NewCo Assignment Effective Date); and (e) will, upon request, execute and deliver any additional documents deemed by the Administrative Agent or the Assignee to be necessary or desirable to complete the sale, assignment and transfer of the Assigned Interest.

4.     The Assignee (a) represents and warrants that (i) it is legally authorized to enter into this NewCo Assignment and Acceptance and (ii) it has transmitted same day funds to the Assignor on the NewCo Assignment Effective Date; (b) confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this NewCo Assignment and Acceptance; (c) acknowledges that (i) the Assignor currently may have, and later may come into possession of, information regarding the Credit Documents or the Consolidated Parties that is not known to it and that may be material to a decision to enter into this NewCo Assignment and Acceptance (“ASSIGNOR EXCLUDED INFORMATION”), (ii) it has independently and without reliance on the other party made its own analysis and determined to enter into this NewCo Assignment and Acceptance and to consummate the transactions contemplated hereby notwithstanding its lack of knowledge of the Assignor Excluded Information and (iii) the Assignor shall have no liability to it, and it hereby to the extent permitted by law waives and releases any claims it may have against such Assignor under applicable laws or otherwise, with respect to the nondisclosure of the Assignor Excluded Information; provided that the Assignor Excluded Information shall not and does not affect the truth or accuracy of the representations or warranties of Assignor as set forth in Section 3; (d) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the this NewCo Assignment and Acceptance, the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (e) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under this NewCo Assignment and Acceptance, the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (f) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

5.     The effective date of this NewCo Assignment and Acceptance shall be the NewCo Assignment Effective Date of Assignment described in Schedule 1 hereto (the “NEWCO ASSIGNMENT EFFECTIVE DATE”). Following the execution of this NewCo Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the NewCo Assignment Effective Date.

6.     Upon such acceptance and recording, from and after the NewCo Assignment Effective Date, the Administrative Agent shall make all payments of interest in respect of the Assigned Interest (excluding payments of principal) to the Assignor for amounts which have accrued to the NewCo Assignment Effective Date.

7.     Each of the Assignor and Assignee acknowledges that it has not violated any applicable laws relating to this NewCo Assignment and Acceptance or the transactions contemplated herein.

8.     From and after the NewCo Assignment Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this NewCo Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Credit Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this NewCo Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

9.     This NewCo Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

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Schedule 1 to

NewCo Assignment and Acceptance

Name of Assignor: [                                                     ]

Name of Assignee:  Rochester Holdco LLC

Assigned Interest:

Loans Assigned	Percentage Assigned of Loans(1)

$[ ]	[ . ]%
$[ ]	[ . ]%
$[ ]	[ . ]%

NewCo Assignment Effective Date: [                                              ], 20[      ] [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE NEWCO ASSIGNMENT EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

Notice and Wire Instructions:

ASSIGNOR:	ASSIGNEE:

[Name of Assignor]	Rochester Holdco LLC

Notices:	Notices:

BE Foods, Inc.
90 Linden Oaks
Attention:	Rochester, NY 14625
Telecopier:	Attention: Linda Nelson
Facsimile Number: 585-383-1606
with a copy to:	E-Mail Address: lnelson@birdseyefoods.com

with a copy to:

Attention:	Vestar Capital Partners
Telecopier:	245 Park Avenue
41st Floor
Wire Instructions:	New York, NY 10167
Attention: Brian Ratzan

(1) To be completed by the Administrative Agent to at least 15 decimals as a percentage of the Loans of all Lenders thereunder.

Facsimile Number: 212-351-1600
E-Mail Address: BRatzan@Vestarcapital.com

Wire Instructions:

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IN WITNESS WHEREOF, the parties hereto have caused this NewCo Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.

ASSIGNOR:	ASSIGNEE:
[NAME OF ASSIGNOR]	ROCHESTER HOLDCO LLC

By:	By:
Name:	Name:
Title:	Title: